UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005 (December 8, 2005)
Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California (Address of principal executive offices)		92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.
On December 8, 2005, Smith Micro Software, Inc. (the “Company”) engaged Singer Lewak Greenbaum & Goldstein, LLP, Santa Ana, California (“Singer Lewak”) as its independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005. On the same date, the Company advised BDO Seidman, LLP (“BDO”) that it was dismissed as the Company’s independent registered public accounting firm. The Company’s Audit Committee approved the engagement of Singer Lewak and the dismissal of BDO on December 8, 2005.
BDO had not been asked to provide, nor has it provided, any report on the Company’s financial statements.
The Company did not have any disagreement with BDO, regardless whether resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the period from May 27, 2005, when BDO was initially engaged, through the date of its dismissal, BDO did not advise the Company that any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, had occurred.
During the two year period ended December 31, 2004, and during the interim period ended December 8, 2005, the Company did not consult with Singer Lewak regarding any of the items described under Item 304(a)(1)(iv)(b), Item 304(a)(2) or Item 304(b) of Regulation S-K.
In connection with the filing of this Form 8-K, BDO was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements set forth above in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the Securities and Exchange Commission dated December 14, 2005, is attached hereto as Exhibit 16.1.
Item 9.01 Financial Statements and Exhibits.
9.01(c) Exhibits.
     16.1 Letter of BDO Seidman, LLP dated December 14, 2005, addressed to the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC. (Registrant)
Date: December 14, 2005	By:	/s/ William W. Smith, Jr.
		Name:	William W. Smith, Jr.
		Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit
Number	Exhibit
16.1	Letter of BDO Seidman, LLP dated December 14, 2005.